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                                                                     Exhibit 2.2

                                 AMENDMENT NO. 1
                                     TO THE
                            ASSET PURCHASE AGREEMENT


         THIS AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT (the "Amendment") dated as of June 9, 2000 by and among Boston Private Financial Holdings, Inc., a Massachusetts corporation (the "Buyer"), Sand Hill Advisors, Inc., a California corporation (the "Company"), and the stockholders of the Company named therein (the "Purchase Agreement") is made as of this 24th day of August, 2000.

         WHEREAS, the Buyer and the Company are parties to the Purchase Agreement and desire to amend the Purchase Agreement as set forth below pursuant to the provisions of Section 14.10 of the Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Buyer and the Company hereby agree as follows:

         1. Capitalized terms used herein and not defined shall have the meanings ascribed to them in the Purchase Agreement, and all section references are to the Purchase Agreement.

         2. Section 1.2 of the Purchase Agreement is hereby amended by adding the following sentence at the end thereof:

         "Notwithstanding the foregoing, the number of shares of Common Stock otherwise payable to the Company at Closing pursuant to this Section
         1.2 shall be reduced by an amount equal to (x) $500,000.00 divided by
         (y) the Average Trading Price, and the amount of cash otherwise payable to the Company at Closing pursuant to this Section 1.2 shall be increased by $500,000.00."

         3. The term "Agreement" as used in the Purchase Agreement shall for all purposes therein refer to the Purchase Agreement as amended by this Amendment.

         4. Except to the extent expressly amended by the terms of this Amendment, all of the terms and conditions of the Purchase Agreement shall remain in full force and effect and shall apply, as applicable, to this Amendment.

         5. This Amendment may be executed in any number of counterparts, and all such counterparts shall constitute one agreement binding on all the parties to the Purchase Agreement.

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         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


BUYER:                                  BOSTON PRIVATE FINANCIAL
                                        HOLDINGS, INC.


                                        By:    /s/ TIMOTHY L. VAILL
                                               ----------------------------
                                        Name:  Timothy L. Vaill
                                        Title: Chairman and Chief Executive
                                               Officer



COMPANY:                                SAND HILL ADVISORS, INC.


                                        By:    /s/ GARY K. CONWAY
                                               ----------------------------
                                        Name:  Gary K. Conway
                                        Title: President